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                                                                   Exhibit 10(h)




                                A. SCHULMAN, INC.
                      DIRECTORS' DEFERRED COMPENSATION PLAN



                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT OF PLAN. A. Schulman, Inc., a Delaware corporation (the "Company"), hereby establishes a deferred compensation plan to be known as the "A. Schulman, Inc. Directors' Deferred Compensation Plan" (the "Plan") as set forth in this document.


                                   ARTICLE II
                                   DEFINITIONS

         "Board" means the Board of Directors of the Company.

         "Company" means A. Schulman, Inc. or any successor thereto.

         "Participant" means a Director of the Company who elects to defer payment of any portion of his or her compensation for service in the capacity as a Director of the Company.



                                   ARTICLE III
                     ELECTION TO PARTICIPATE AND PLAN UNITS

         3.1 ELECTION TO PARTICIPATE. On or before January 1st of each year, a Director shall have the option to defer twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%) of his or her total compensation for service in the capacity as a Director for such year (the "Deferral Percentage"). Such election shall be made by delivery of a written notice to the Assistant Secretary of the Company, setting forth the desired Deferral Percentage.

         3.2 DETERMINATION OF UNITS. In lieu of the deferred amount of Director's fees to be paid to a Participant, the Participant shall receive a number of units equal to the quotient of (i) the product of (a) the amount of Director's fees to be paid to the Participant, TIMES (b) the Deferral Percentage; DIVIDED BY (ii) the closing price of the Company's common stock on the last business day of the year immediately preceding the year in question. By way of example, if the amount deferred was $1,000 and the Company's stock price applicable for the year in question was $25.00, then 40 units would be accrued in lieu of the $1,000 payment.



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         3.3 DIVIDENDS. In the event the Company pays a dividend on its common stock, the number of units in each Participant's account shall be adjusted by an amount equal to the quotient of (i) the product of (a) the number of units in the Participant's account on the dividend payment date, TIMES (b) the amount of the dividend payable per share; DIVIDED BY (ii) the closing price of the Company's common stock on the last business day of the calendar year immediately preceding the year in question. By way of example, if the Company should pay a dividend of $.10 per share, then the units then in a Participant's account shall be increased by an amount equal to the number of units times $.10, divided by the Company's stock price applicable for the year in question.



                                   ARTICLE IV
                               SURRENDER OF UNITS

         4.1 SURRENDER OF UNITS. Each Participant's units shall not be transferrable and shall be surrendered upon such Participant's death, permanent disability (as determined by the Board of Directors), retirement from the Board of Directors, or removal from the Board of Directors.

         4.2 PAYMENT. In exchange for the surrender of the Units, the Company shall pay to the Participant, in cash, an amount equal to the product of (i) number of units in such Participant's account times (ii) the closing price of the Company's common stock on the date immediately preceding the date of the event giving rise to the surrender.


                                    ARTICLE V
                                 ADMINISTRATION

         5.1 PARTICIPANT ACCOUNTS. The Company shall cause a memorandum account to be kept in the name of each Participant, which account shall set forth such Participant's units accrued pursuant to the Plan.

         5.2 APPLICABLE PRICE. The Company annually shall determine the closing price of the Company's common stock on the last business day of each calendar year, which price shall be applicable to all calculations made pursuant to the Plan in respect of the next succeeding calendar year.



                                   ARTICLE VI
                          EFFECTIVE DATE AND AMENDMENT

         6.1 EFFECTIVE DATE. The Plan shall be effective as of January 1, 1998.



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         6.2 AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board at any time. Notice of any such action shall be given to each Participant.


                                      A. SCHULMAN, INC.


                                      By:  /s/ Robert A. Stefanko
                                         ---------------------------------------
                                          Robert A. Stefanko, Chairman
                                            of the Board


                                     And:  /s/ James H. Berick
                                         ---------------------------------------
                                          James H. Berick, Secretary